UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): May 23, 2011 (May 19, 2011)

MEADOWBROOK INSURANCE GROUP, INC.
(Exact Name of Registrant as Specified in Charter)

Michigan	38-2626206
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification Number)

1-14094
(Commission File Number)

26255 American Drive
Southfield, Michigan	48034
(Address of Principal	(Zip Code)
Executive Offices)

(248) 358-1100
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.07	SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS

Meadowbrook Insurance Group, Inc. (the “Company”) held its Annual Meeting of Shareholders (“Annual Meeting”) on May 19, 2011.  Matters voted upon at the Annual Meeting were (i) election of four members of the Board of Directors for terms expiring in 2014; (ii) ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for 2011; (iii) a non-binding, advisory vote on the compensation of the Company’s named executive officers; and (iv) a non-binding, advisory vote on the frequency of shareholder voting on the compensation of the Company’s named executive officers.  For more information about the aforementioned proposals, see Meadowbrook’s Proxy Statement dated April 15, 2011.  As of the March 21, 2011 record date, there were 53,275,204 shares of common stock outstanding and entitled to vote.  At the Annual Meeting, 50,748,780 shares of common stock were represented in person or by proxy, constituting a quorum.  The certified results of the matters voted on at the Annual Meeting are set forth below.

Proposal No. 1 – Election of four directors for a three-year term expiring in 2014.

Director Name	For	Withheld	Broker Non-Votes

Robert H. Naftaly	44,037,433	1,494,029	5,217,318
Robert W. Sturgis	44,100,800	1,430,662	5,217,318
Bruce E. Thal	44,043,691	1,487,771	5,217,318
Jeffrey A. Maffett	44,354,721	1,176,741	5,217,318

Proposal No. 2 – Ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2011.

For	Against	Abstain	Broker Non-Votes

50,704,062	32,877	11,851	0

Proposal No. 3 – Advisory vote on the Company’s 2010 executive compensation.

For	Against	Abstain	Broker Non-Votes

43,061,580	1,245,184	1,224,698	5,217,318

Proposal No. 4 – Advisory vote on the frequency of future shareholder votes on executive compensation.

One Year	Two Years	Three Years	Votes Abstained

31,833,667	8,468,994	3,805,414	1,423,387

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 23, 2011	MEADOWBROOK INSURANCE GROUP, INC.

(Registrant)

	By:	/s/ Karen M. Spaun
Karen M. Spaun, Chief Financial Officer